EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-30279, 333-30281,
333-45079, 333-45095, 333-45083, 333-62609, 333-62613, 333-36901, 333-85393,
333-85389, 333-85919, 333-44374, 333-44368, 333-62174, 333-62926, 333-60482 and
333-68204) and Form S-3 (File Nos. 333-10455, 333-10459, and 333-44380).

Jackson, Mississippi,
March 7, 2002